UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

HVF III Rental Car Asset Backed Note Offerings

On July 26, 2024, Hertz Vehicle Financing III LLC (“HVF III”), a wholly-owned, special-purpose and bankruptcy-remote subsidiary of The Hertz Corporation (“THC”), issued two series of notes to unaffiliated third parties: (1) the Series 2024-1 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, Class C and Class D, in an aggregate principal amount equal to $375,000,000, pursuant to the Series 2024-1 Supplement (the “Series 2024-1 Supplement”), dated as of July 26, 2024, among HVF III, as issuer, THC, as administrator, and The Bank of New York Mellon Trust Company, N.A. (“BNYM”), as trustee, to the Base Indenture (the “Base Indenture”), dated as of June 29, 2021, which was previously filed as Exhibit 10.7 to the Current Report on Form 8-K filed on July 7, 2021; and (2) the Series 2024-2 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, Class C, and Class D, in an aggregate principal amount equal to $375,000,000, pursuant to the Series 2024-2 Supplement (the “Series 2024-2 Supplement”), dated as of July 26, 2024, among HVF III, as issuer, THC, as administrator, and BNYM, as trustee, to the Base Indenture.

The Series 2024-1 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, Class C, and Class D (collectively, the “Series 2024-1 Notes”) and the Series 2024-2 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, Class C, and Class D (collectively, the “Series 2024-2 Notes”) are described together below as the “Series 2024 Notes.”

THC utilizes the HVF III securitization platform, which consists of both variable funding notes and medium-term notes, such as the Series 2024 Notes issued in the offerings described herein, to finance its U.S. rental car fleet. Subject to certain conditions, additional notes may be issued in the future under the Base Indenture.

The Series 2024 Notes were issued with the following terms:

Notes Issued	Principal		Interest Rate	Expected Final Payment Date	Legal Final Payment Date
Series 2024-1
Class A		$$256,875,000	5.44%	January 2028	January 2029
Class B		$$37,500,000	6.12%	January 2028	January 2029
Class C		$$50,625,000	6.70%	January 2028	January 2029
Class D		$$30,000,000	9.22%	January 2028	January 2029

Series 2024-2
Class A		$$256,875,000	5.48%	January 2030	January 2031
Class B		$$37,500,000	6.21%	January 2030	January 2031
Class C		$$50,625,000	6.70%	January 2030	January 2031
Class D		$$30,000,000	9.41%	January 2030	January 2031

The Series 2024-1 Class B Notes are subordinated to the Series 2024-1 Class A Notes. The Series 2024-1 Class C Notes are subordinated to the Series 2024-1 Class A Notes and the Series 2024-1 Class B Notes. The Series 2024-1 Class D Notes are subordinated to the Series 2024-1 Class A Notes, the Series 2024-1 Class B Notes, and the Series 2024-1 Class C Notes.

The Series 2024-2 Class B Notes are subordinated to the Series 2024-2 Class A Notes. The Series 2024-2 Class C Notes are subordinated to the Series 2024-2 Class A Notes and the Series 2024-2 Class B Notes. The Series 2024-2 Class D Notes are subordinated to the Series 2024-2 Class A Notes, the Series 2024-2 Class B Notes, and the Series 2024-2 Class C Notes.

Unless an amortization event occurs, HVF III is not required to make any principal payments on (i) the Series 2024-1 Notes until August 2027 and (ii) the Series 2024-2 Notes until August 2029. Beginning in August 2027 for the Series 2024-1 Notes and August 2029 for the Series 2024-2 Notes, HVF III is expected to make a payment of one-sixth of the initial principal amount until repayment is made in full on the applicable legal final payment date for such series of notes in January 2029 and January 2031, respectively.

The occurrence and continuation of an amortization event related to the Series 2024 Notes may result in HVF III being required to pay principal on the Series 2024 Notes earlier than anticipated. Amortization events include, among other things, the failure to pay principal or interest in a timely manner, the failure to maintain sufficient assets compared to the outstanding amount of debt, the failure to maintain sufficient liquidity in the form of reserve accounts or letters of credit, the presence of certain liens on HVF III’s assets, any misrepresentations by HVF III, any covenant defaults and defaults by either HVF III or THC, as administrator of HVF III under the Administration Agreement, dated as of June 29, 2021, which was previously filed as Exhibit 10.9 to the Current Report on Form 8-K filed on July 7, 2021. In the event that one or more amortization events occurs and is continuing, holders of the Series 2024 Notes may force HVF III or BNYM on their behalf to sell vehicles and, if a default occurs under the Master Motor Vehicle Operating Lease and Servicing Agreement (HVF III) (the “Lease”), dated as of June 29, 2021, which was previously filed as Exhibit 10.8 to the Current Report on Form 8-K filed on July 7, 2021, the holders of the Series 2024 Notes may force THC and/or DTG Operations, Inc., a wholly-owned indirect subsidiary of THC, each as a lessee under the Lease, to return vehicles for sale by HVF III. Proceeds of any such sales made during the enforcement of remedies are required to repay the Series 2024 Notes and any notes issued by HVF III in the future.

The net proceeds of the Series 2024 Notes were used in part to repay the amounts outstanding on HVF III’s Series 2021-A Variable Funding Rental Car Asset Backed Notes. Remaining funds are expected to be used for the future acquisition or refinancing of eligible vehicles to be leased under the Lease.

The foregoing descriptions of the Series 2024 Notes are qualified in their entirety by reference to the complete terms and conditions of the Series 2024-1 Supplement and the Series 2024-2 Supplement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.

Hertz Global Holdings, Inc. Parent Guarantee

On July 26, 2024, Hertz Global Holdings, Inc. (“HGH”) entered into that certain Guarantee Agreement, by and between HGH and Barclays Bank PLC, as administrative agent (the “Administrative Agent”) (as amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time, the “Parent Guarantee”) in connection with that certain Credit Agreement, dated as of June 30, 2021, by and among THC, the subsidiary borrowers party thereto from time to time, the several lenders and issuing lenders from time to time party thereto, the Administrative Agent, and Barclays Bank PLC, as collateral agent (as amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time prior to the date hereof, the “First Lien Credit Facility”). HGH previously granted unsecured guarantees with respect to (i) that certain Indenture, dated as of June 28, 2024, in respect of the 12.625% First Lien Senior Secured Notes due 2029 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the indebtedness under such agreement or successor agreements, the “First Lien Indenture”), by and among THC, the Subsidiary Guarantors (as defined therein) from time to time party thereto, Computershare Trust Company, N.A. (“Computershare”), as trustee and notes collateral agent and the other parties from time to time party thereto, and (ii) that certain Indenture, dated as of June 28, 2024, in respect of the 8.000% Exchangeable Senior Second-Lien Secured PIK Notes due 2029 (the “Exchangeable Notes”) (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the indebtedness under such agreement or successor agreements, the “Exchangeable Notes Indenture”), by and among THC, the Subsidiary Guarantors (as defined therein) from time to time party thereto, Computershare, as trustee and notes collateral agent and the other parties from time to time party thereto.

In connection with the First Lien Indenture and Exchangeable Notes Indenture, HGH was required to acknowledge (i) that certain First Lien Intercreditor Agreement, dated as of June 28, 2024 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”), by and among the Administrative Agent, as Original Senior Lien Agent, Computershare, as Senior Lien Notes Agent and each additional agent from time to time party thereto, and (ii) that certain First Lien / Second Lien Intercreditor Agreement, dated as of June 28, 2024 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement” and, together with the First Lien Intercreditor Agreement, the “Intercreditor Agreements”), by and among the Administrative Agent, as Original Senior Lien Agent, Computershare, as Senior Lien Notes Agent and as Junior Lien Notes Agent and each additional agent from time to time party thereto. Under the terms of the Intercreditor Agreements, HGH was required to provide the unsecured Parent Guarantee to the Administrative Agent, which satisfied the obligation to provide a substantially equal form of guarantee provided in connection with the First Lien Indenture and the Exchangeable Notes Indenture.

The foregoing description of the Parent Guarantee is qualified in its entirety by reference to the Parent Guarantee, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events.

On June 28, 2024, THC issued Exchangeable Notes. Pursuant to Section 12(f) of the Warrant Agreement, dated as of June 30, 2021 (the “Warrant Agreement”), between HGH and Computershare Inc. and Computershare Trust Company, N.A., collectively, as warrant agent, the issuance of the Exchangeable Notes results in an adjustment to the exercise price under the Warrant Agreement from $13.80 to $13.61, effective as of the date of such issuance of such Exchangeable Notes, which was June 28, 2024. Pursuant to Section 12(j) of the Warrant Agreement, the warrant number under the Warrant Agreement is adjusted, effective concurrently with the effectiveness of the adjustment to the exercise price, from 1.0 share of Common Stock per Warrant to 1.0140 shares of Common Stock per Warrant.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1
Series 2024-1 Supplement, dated as of July 26, 2024, among Hertz Vehicle Financing III LLC, as issuer, The Hertz Corporation, as administrator, and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.2
Series 2024-2 Supplement, dated as of July 26, 2024, among Hertz Vehicle Financing III LLC, as issuer, The Hertz Corporation, as administrator, and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.3	Guarantee Agreement, dated as of July 26, 2024, by and between Hertz Global Holdings, Inc. and Barclays Bank PLC, as administrative agent
104.1	Cover page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Scott Haralson
Name:	Scott Haralson
Title:	Executive Vice President and Chief Financial Officer
Date:July 26, 2024